SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 21, 2003

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-10606 (Commission File Number)	77-0148231 (IRS Employer Identification No.)

2655 SEELY AVENUE, BUILDING 5
SAN JOSE, CALIFORNIA 95134

(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (408) 943-1234

Item 5. Other Events and Required FD Disclosure

     On August 21, 2003, Cadence Design Systems, Inc. announced that the initial purchasers for its offering of $350 million zero coupon zero yield senior convertible notes due 2023, have exercised their option to purchase an additional $70 million of such senior convertible notes. The senior convertible notes have been offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. For additional information concerning this offering, refer to the exhibit contained in this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

     The following exhibits are filed as part of this Report:

No.	Exhibit

99.1	Press Release dated August 21, 2003 regarding the purchase of additional Senior Convertible Notes.

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of August 21, 2003

CADENCE DESIGN SYSTEMS, INC.

	By:	/s/ William Porter William Porter Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cadence Design Systems, Inc., dated August 21, 2003.

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